SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 6, 2009
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

60 Corporate Woods, Rochester, New York	14623

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry Into a Material Definitive Agreement
On May 6, 2009, Harris Interactive Inc. (the “Company”) entered into a Waiver and Amendment Agreement No. 3 (“Waiver and Amendment No. 3”) to that certain Credit Agreement, dated as of September 21, 2007, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto (the “Original Credit Agreement”), as amended by Waiver and Amendment Agreement No. 2 to that certain Credit Agreement (the “Waiver and Amendment No. 2”) dated and effective as of March 6, 2009, and as amended by Waiver and Amendment Agreement No. 1 (“Waiver and Amendment No. 1”) to that certain Credit Agreement dated as of February 5, 2009, and effective as of December 31, 2008.
Pursuant to Waiver and Amendment No. 3, prior covenant defaults were permanently waived and the Company was again in compliance with the terms of the Original Credit Agreement, as amended (the “Amended Credit Agreement”). Waiver and Amendment No.3 includes both the addition and modification of certain definitions, terms, financial covenants and reporting requirements. Obligations under the Amended Credit Agreement continue to be secured by the Company’s domestic assets and 66% of the equity interests in first tier foreign subsidiaries.
The Company’s credit facilities under the Amended Credit Agreement now consist of its previously existing term loans which mature September 21, 2012, and a revolving line of credit which matures July 15, 2010. A maximum amount of $5.0 million is available under the revolving line, and borrowings are subject to certain conditions. The principal amount outstanding under the term loans, $24.2 million at March 31, 2009, and the payment terms of the term loans, remain unchanged. Pursuant to Waiver and Amendment No. 3, the Company may borrow under the revolving line of credit at either a Base Rate (greater of Federal Funds Rate plus .5%, LIBOR plus 1%, or Prime) plus an additional 4% spread, or at a LIBOR rate plus an additional 5% spread. With respect to the term loans, the previously existing LIBOR interest rate swap remains in effect, and with the addition of the 5% spread, the effective rate on the term loans is 10.08%. The unused fee applicable to undrawn amounts under the revolving line was increased to 1% per annum by Waiver and Amendment No. 3.
Certain financial covenants were modified by Waiver and Amendment No. 3. The Company now must maintain a minimum consolidated interest coverage ratio ranging over various quarters between 3.00:1.0 and 1.75:1.0, a maximum consolidated leverage ratio ranging over various quarters between 6.40:1.0 and 2.00:1.0, and minimum consolidated revenue amounts (trailing 3 months) ranging over various quarters between $33.2 million and $45.4 million.
The foregoing description of Waiver and Amendment No. 3 is qualified in its entirety by the copy thereof being filed as Exhibit 10.1 hereto and which is incorporated by reference herein.
A copy of Waiver and Amendment No. 3 is being filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Original Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 26, 2007, a copy of Waiver and Amendment No. 1 was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008, and a copy of Waiver and Amendment No. 2 was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed by the Company with the SEC on March 9, 2009.
Section 2 — Financial Information
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference. The descriptions of the Company’s credit facilities contained in Items 1.01 and 2.03 of Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2007, Item 5 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008, and Item 1.01 of the Company’s Current Report on Form 8-K as filed by the Company with the SEC on March 9, 2009, as amended by Item 1.01 of this Current Report on Form 8-K, are incorporated herein by reference.

Section 7 — Regulation FD
Item 7.01 — Regulation FD Disclosure.
The Company issued a press release on May 7, 2009 announcing the completion of Waiver and Amendment No. 3. The press release is included in Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Waiver and Amendment Agreement No. 3 to that certain Credit Agreement, dated as of May 6, 2009, among JPMorgan Chase Bank, National Association, the Lenders party thereto, and the Company.

Exhibit 99.1	Press Release issued by Harris Interactive Inc. on May 7, 2009 announcing the completion of the amendment to its Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)

By:	/s/ Deborah Rieger-Paganis
Name:	Deborah Rieger-Paganis
Title:	Interim Chief Financial Officer (Principal Financial Officer)
Dated: May 7, 2009

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1	Waiver and Amendment Agreement No. 3 to that certain Credit Agreement, dated as of May 6, 2009, among JPMorgan Chase Bank, National Association, the Lenders party thereto, and the Company.

Exhibit 99.1	Press Release issued by Harris Interactive Inc. on May 7, 2009 announcing the completion of the amendment to its Credit Agreement.